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EXHIBIT 22

                                  SUBSIDIARIES

                                       OF

                         CABLEVISION SYSTEMS CORPORATION

                                                         State of
Name                                                   Organization
----                                                   ------------

A-R Cable Investments, Inc.                            Delaware

A-R Cable Services, Inc.                               Massachusetts

Rainbow Programming Holdings, Inc.                     New York

V Cable, Inc.                                          Delaware

NYC LP Corp.                                           Delaware

Cablevision of New York City - Master L.P.             Delaware

Cablevision MFR, Inc.                                  Delaware